UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2006 (August 24, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 24, 2006, Genesco Inc. entered into an amendment (the “Third Amendment”) to the Credit Agreement dated as of April 1, 2004, as amended April 10, 2006, by and among the Company, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent. The Third Amendment increased revolving credit capacity to $105 million from $75 million and raised the limits on stock repurchases and payment of dividends by the Company. A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 24, 2006, Genesco Inc. issued a press release announcing its fiscal second quarter earnings and other results of operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 7.01. REGULATION FD DISCLOSURE.
On August 24, 2006, Genesco Inc. issued a press release announcing (i) its fiscal second quarter earnings and other results of operations, (ii) an amendment to the Credit Agreement dated as of April 1, 2004, as amended April 10, 2006, governing its revolving credit facility with nine banks, and (iii) authorization by its board of directors to use up to $30 million in cash, in addition to previous authorizations, to repurchase shares of the Company’s common stock from time to time in open market or privately negotiated transactions, depending on market conditions and other factors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated August 24, 2006, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent

99.1	Press Release, dated August 24, 2006, issued by Genesco Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: August 24, 2006	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Vice President, Secretary
and General Counsel

EXHIBIT INDEX

No.	Exhibit

10.1	Third Amendment to Credit Agreement, dated August 24, 2006, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent

99.1	Press Release dated August 24, 2006